Exhibit 10.4

BPZ Energy, Inc.
Restricted Stock Award Agreement

This Restricted Stock Award Agreement (the “Agreement”) is entered into and made as of                 (the “Date of Grant”), between BPZ Energy, Inc. a Colorado corporation, including, without limitation, any of its affiliated entities (the “Company”), and                 (the “Grantee”). The Grantee currently serves as                 of the Company, and the Company desires, pursuant to its 2005 Long-Term Incentive Compensation Plan (the “Plan”), to afford an incentive award to the Grantee of its common stock, no par value (the “Common Stock”), with certain restrictions as described herein.

1)             Restricted Stock Award. The Company hereby irrevocably awards to the Grantee       shares of Common Stock (the “Restricted Stock”) on the terms and conditions set forth herein.

2)             Escrow of Restricted Stock Certificates. Share certificates for the Restricted Stock shall be issued by the Company in the Grantee’s name and shall be delivered promptly to Robert C. Beasley of Weycer, Kaplan, Pulaski & Zuber. P.C., (the “Escrow Agent”), or such substitute Escrow Agent as the Grantee and the Company may mutually agree upon. Such certificates shall be held by the Escrow Agent until such time as the shares of Restricted Stock evidenced by each of such certificates have vested according to this Agreement, at which time the Company shall instruct the Escrow Agent to deliver such certificates representing vested Restricted Stock to the Grantee.

3)             Delivery of Shares; Registration; Risks. The Company shall instruct the Escrow Agent to deliver the shares of Restricted Stock that are vested to the Grantee as soon as practicable, but in any event within ten (10) days after the date of vesting. The Company intends that the shares issued pursuant to this Agreement will be registered under a Form S-8 Registration Statement (“Form S-8”) which covers the Plan. If such Form S-8 is effective, the Grantee has been or will be given and hereby acknowledges, prior to the vesting of the Restricted Stock, the receipt of a Prospectus, which describes the Plan and incorporates disclosures about the Company’s business and financial information, including risk factors related to an investment in its Common Stock. The Grantee is urged to seek financial, tax and/or legal advice to assess the financial considerations, taxation and potential risk related to the award of Restricted Stock. The Grantee shall have the right at any time to refuse the receipt of vested shares of Restricted Stock or delay receipt until such Form S-8 is effective by providing written notice of such decision to the Company.

4)             Rights as a Shareholder; Dividends. Except as otherwise provided herein, during the time the Restricted Stock is held by the Escrow Agent prior to vesting, the Grantee shall have all rights and privileges of a shareholder of the Company with respect to any of the shares subject to the Restricted Stock including, without limitation, the right to vote such shares. Notwithstanding the foregoing, however, no right or interest of any Participant in the Restricted Stock prior to vesting of such Restricted Stock will be assignable or transferable, or subjected to any lien, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Except as may be specifically provided in the Plan or this Agreement, including, without limitation, the provisions of Section 9 hereof, the Grantee shall have the right to receive dividends on shares which have not been vested and an adjustment shall be made for stock dividends or similar rights granted prior to the date of vesting of the Restricted Stock. Any such dividends or rights shall be payable only upon vesting of the Restricted Stock.

5)             Vesting of Stock Award. The restrictions on transfer set forth in the Plan and in this Agreement on such Restricted Stock shall lapse at such time as the shares are vested. The Restricted Stock shall vest in         equal installments of       shares on each of the         succeeding anniversaries of the Date of Grant, provided that the Grantee shall have been continuously employed by, or providing services to, the Company since the Date of Grant, except as may be provided under the provisions of Section 6, below. If the Grantee is serving as a consultant to the Company, vesting shall occur under this section if the Grantee is available to perform consulting services on such anniversary date, whether or not such services are actually being performed on that date. The determination as to whether the Grantee is available to perform services to the Company will be made by the Compensation Committee of the Board of Directors of the Company (the “Committee”), in its sole discretion, and shall be binding.

6)             Termination of Service. In the event of termination of the Grantee’s service relationship (whether as an officer, employee, director, or consultant) with the Company before the Restricted Stock has vested in full, the following provisions shall apply. The terms, provisions and definitions of this Section 6 shall have application only for purposes of this Agreement and shall not have general application to the Grantee’s termination of service with the Company.

a)                                      Termination by Death or Disability. If the Grantee’s service relationship is terminated as a result of the Grantee’s death or disability (as defined in the Plan), then the Grantee shall, solely for the purpose of determining vesting under this Agreement, be credited with service through the next vesting date and the Grantee or the Grantee’s representative shall be entitled to receive such portion of the Restricted Stock that is vested.

b)                                     Retirement from the Company. If the Grantee retires as an employee or director of the Company upon the attainment of at least 60 years of age with at least five continuous years of service to the Company, the Restricted Stock shall become fully vested upon such retirement.

c)                                      Termination for Cause. In the event that the Grantee’s service to the Company is terminated for Cause (as herein defined), all of the Grantee’s rights to receive the Restricted Stock, whether vested or unvested, shall immediately be terminated. To the extent the delivery of the Restricted Stock has not been completed or has been suspended pending the outcome of a review of the Grantee’s status with the Company by the Committee, such pending delivery may be cancelled. Solely for the purposes of this Agreement, “Cause” is defined as (i) willful misconduct by the Grantee which results or is expected to result in material harm to the Company, (ii) conviction of a felony, or (iii) breach of fiduciary duty by the Grantee which results or is expected to result in material harm to the Company. The Committee is solely responsible for the decision to terminate the Grantee for Cause and the Grantee must be notified in writing of such termination.

d)                                     Termination Related to Unsatisfactory Performance. If the Grantee’s service relationship is terminated by the Company for Unsatisfactory Performance (as herein defined), and the Grantee has completed at least one year of service to the Company, the Grantee shall, solely for purpose of determining vesting under this Agreement, be credited with an additional four months of service. If the Grantee has not completed one year of service to the Company, the Grantee’s rights to receive any unvested Restricted Stock shall immediately be terminated. Solely for the purposes of this Agreement, “Unsatisfactory Performance” is defined as (i) failure to meet the minimum requirements of the position, (ii) excessive absenteeism, (iii) insubordinate behavior, (iv) behavior which is disruptive to the work environment or detrimental to the performance of other employees, (v) negative comments about the Company to investors, customers or others outside the Company, (vi) breach of any corporate policy or code of conduct established by the Company, or (vii) failure to perform the duties and responsibilities required of the Grantee at substantially the same level of performance previously established by the Grantee. The Grantee may be terminated for Unsatisfactory Performance by his or her direct supervisor. In the event that the Grantee does not agree with the reasons for such termination, the Grantee may appeal to the Committee, whose decision in the matter shall be final. To the extent that the actions giving rise to termination of service may qualify as both for “Cause” and “Unsatisfactory Performance,” the Committee shall have the sole discretion to determine which category shall apply to such termination.

e)                                      Termination by the Company. If the Grantee’s service relationship with the Company is terminated by the Company for any reason other than Cause after the Grantee has completed one year of service, the Restricted Stock shall become fully vested upon the date of termination. If the Grantee has not completed one year of service at the time of such termination by the Company, the Grantee shall be entitled to receive that number of shares which is calculated as (i) the number of months of service completed, rounded up or down to the nearest complete month, divided by (ii) the number of months between the Date of Grant and the last vesting date, multiplied by (iii) the number of shares in Section 1, above. This provision shall be used solely for the purpose of determining vesting under this Agreement and shall not have general application to the Grantee’s termination of service with the Company or to any other agreement relating to Grantee’s employment by or service to the Company.

f)                                        Voluntary Resignation. If the Grantee voluntarily resigns or otherwise voluntarily terminates his service relationship with the Company, the Grantee’s rights in the unvested portion of the Restricted Stock shall immediately expire, and the Grantee shall be entitled only to any vested portion of the Restricted Stock.

g)                                     Conduct by the Grantee. Notwithstanding the voluntary resignation or other termination of the Grantee, if the Company determines, prior to the delivery of shares upon any vesting of the Restricted Stock, that the Grantee has engaged in conduct which would justify termination for Cause, the vesting terms of any portion of the Restricted Stock for which delivery has not been completed may be retroactively adjusted to the date of termination pursuant to the relevant provisions of this Agreement.

h)                                     Employment Agreements. If the Grantee is a party to any employment or consulting agreement with the Company which provides for treatment of the Restricted Stock that is inconsistent with the provisions of this Section 6 or any other provision of this Agreement, whichever agreement provides the more favorable treatment to the Grantee shall prevail.

7)             Tax Status and Withholding. The provisions of the Code pertaining to Restricted Stock can have significant tax implications for the Grantee. For instance, it may be possible for the Grantee to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to accelerate the taxation of restricted stock awards, if certain conditions are met. The Grantee is strongly urged to consult with the Grantee’s own tax advisors regarding the tax effects of the Restricted Stock. The Company specifically disclaims any undertaking or obligation to advise the Grantee of these tax consequences and will not under any circumstances provide tax advice to the Grantee.

Upon vesting of any portion of the Restricted Stock, the Company shall advise the Grantee of the amount of any required income or other tax withholding due upon vesting. The Grantee must make arrangements to pay this amount in order to receive such vested shares. The amount of the withholding shall be computed by the Company based on the guidance of its tax advisors and shall be presumed to be correct. If the Grantee is not in agreement with such guidance, he or she may submit an opinion from a qualified tax advisor for the consideration of the Company. The Committee shall review such opinion and make a final decision, which decision shall be binding on the Grantee.

The Company may, solely at its option, elect to pay any required tax withholding and reduce the number of shares distributed to the Grantee by the percentage that such tax withholding amount bears to the total taxable income attributable to the vested stock.

8)             Non-Transferability of Restricted Stock. The unvested portion of the Restricted Stock is not transferable by the Grantee other than as may be permitted under policies that may be adopted by the Committee in its sole discretion. Except as permitted hereunder, the unvested portion of the Restricted Stock, or any right granted under this Agreement, shall not be transferred, assigned, pledged, hypothecated or disposed of in any other way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the unvested portion of the Restricted Stock or of such other rights contrary to the provisions hereof, or to subject the unvested portion of the Restricted Stock and such other rights to execution, attachment or similar process, shall be null and void.

9)             Adjustment Provisions. In accordance with the provisions of the Plan, in the event of changes in the Common Stock by reason of any stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization or similar adjustment prior to the delivery by the Company of all shares of Restricted Stock to the Grantee, the Company shall make appropriate adjustments to the number and class of the shares which remain subject to this Agreement at that time. The Company shall notify the Grantee in writing of any such adjustments.

10)           Change in Status of the Company. In accordance with the provisions of the Plan, any Acquisition or Change of Control Event (as such terms are defined in the Plan) shall result in the modification of certain provisions of this Restricted Stock, as specified in the Plan.

11)           No Obligation to Maintain Relationship or Grant Restricted Stock. Nothing contained in this Agreement or this Restricted Stock shall obligate the Company in any way to continue the employment or other relationship of the Grantee to the Company, nor shall it interfere in any way with the right of the Company to terminate the employment or services of the Grantee at any time. The Grantee also agrees and acknowledges that the grant of stock Restricted Stock is completely discretionary and that the Company is under no obligation to make any future awards of Restricted Stock to the Grantee.

12)           Incorporation of Plan Provisions. This Agreement is being entered into pursuant to, and is subject to, the terms and provisions of the Plan, a copy of which has been provided to the Grantee. All of the terms and provisions of the Plan are incorporated herein by reference. Any amendments to the Plan which are made subsequent to the Date of Grant shall only be binding if they are to the benefit of the Grantee. If the terms of this Agreement and the Plan are in conflict, such conflict shall generally be resolved in favor of the Grantee, subject to the final decision of the Committee, which decision shall be binding on the Grantee. All matters of administration or interpretation of this Agreement or the Plan shall be determined by the Committee or by management of the Company to the extent such duties have been delegated by the Committee.

13)           Notices. Notices and other communications provided for herein shall be in writing and shall be hand delivered or sent by certified mail, return receipt requested, to the appropriate address set forth below, subject to written notice of change of address given by any party to the other party, and such notices and communications shall be deemed to be given upon dispatch:

If to the Company, to:

BPZ Energy, Inc.
Attn:  Chief Executive Officer
580 Westlake Park Blvd, Suite 525
Houston, Texas 77079
(281) 556-6200 (Phone)
(281) 556-6377 (Fax)

If to the Grantee, at the address stated below his or her signature on this Agreement.

14)           Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws. If any provision of this Agreement or the Plan shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, such provision shall be reformed to the minimum extent necessary to cause such provision to be valid and enforceable, while preserving the intent of the parties. If such provision cannot be so reformed, such provision shall be severed from the Agreement or the Plan and the remaining terms and provisions of the Agreement and the Plan shall remain valid and enforceable to the maximum extent possible.

15)           Successors. The provisions of this Agreement shall be binding upon, and inure to the benefit of, all successors and assigns of the Company, and all successors and assigns of the Grantee, including, without limitation, his or her estate and the executors, administrators or trustees thereof, his or her heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Grantee.

16)           Modification. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto and when executed supercedes any prior oral or written agreements and understandings related to the Restricted Stock. This Agreement may be modified or amended only by a written instrument executed by the Company and the Grantee, except as specifically provided to the contrary by the Plan or this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

By:
Manuel Pablo Zúñiga-Pflücker
President and Chief Executive Officer

GRANTEE

By:
Grantee Name
Grantee Address
Grantee City, State, Zip